UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2011
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)
20 Kingsbridge Road, Piscataway, New Jersey 08854 (Address of principal executive offices) (Zip Code)
(732) 980-4500 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 13, 2011, the Board of Directors (the “Board”) of Enzon Pharmaceuticals, Inc. (“Enzon”) promoted Ana I. Stancic, current Senior Vice President, Finance and Chief Financial Officer, to Chief Operating Officer, Principal Executive Officer and Executive Vice President effective October 17, 2011. She will also continue serving in her roles as Enzon’s Chief Financial Officer and Principal Financial Officer.

On October 13, 2011, the Board determined that the employment of Ralph del Campo, Chief Operating Officer and Principal Executive Officer, would conclude effective as of October 17, 2011. Mr. del Campo is entitled to severance in accordance with his Amended and Restated Severance Agreement filed as Exhibit 10.37 to Enzon’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, as amended by Amendment No. 1 to Amended and Restated Severance Agreement filed as Exhibit 10.2 to Enzon’s Current Report on Form 8-K filed November 13, 2007 and Amendment No. 2 to Amended and Restated Severance Agreement filed as Exhibit 10.1 to Enzon’s Current Report on Form 8-K filed June 17, 2010.

Ms. Stancic, age 54, has more than 20 years of extensive and diversified finance, accounting and operational experience in the health care industry. From June 2010 until the start of her employment with Enzon in June 2011, Ms. Stancic served as senior vice president and chief financial officer of M2Gen, a wholly owned for-profit subsidiary of Moffitt Cancer Center. From 2008 to 2009, she served as chief financial officer of Aureon Biosciences, Inc. (previously Aureon Laboratories, Inc.), a private oncology diagnostic company. From 2007 to 2008, she was executive vice president and chief financial officer at Omrix Biopharmaceuticals, Inc., which was acquired by Johnson & Johnson. From 2004 to 2007, Ms. Stancic was at ImClone Systems, Inc., which was acquired by Eli Lilly, Inc. At ImClone, she served in various financial roles, including senior vice president, finance. Prior to joining ImClone, she was vice president and controller at Savient Pharmaceuticals, Inc. She currently serves as a member of the Board of Directors of Champions Oncology, Inc., K-V Pharmaceutical Company and Genta Incorporated. Ms. Stancic began her career at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. from Columbia University Graduate School of Business.

There is no arrangement or understanding between Ms. Stancic and any other persons pursuant to which Ms. Stancic was selected as the Chief Operating Officer and Principal Executive Officer of Enzon. Ms. Stancic does not have any family relationship with any of the directors and executive officers of Enzon. The compensation arrangements with respect to the appointment of Ms. Stancic to her new position have not yet been finalized.

A copy of the press release announcing, among other things, these actions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 17, 2011, Enzon announced the appointment of Board members Thomas F. Deuel, M.D., and Richard A. Young, Ph.D., to a new special committee of the Board to oversee the development of Enzon’s scientific operations.

A copy of the press release announcing, among other things, this action is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Enzon Pharmaceuticals, Inc. October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.

(Registrant)

Date: October 17, 2011

By: /s/ Andrew Rackear

Name: Andrew Rackear

Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Enzon Pharmaceuticals, Inc. October 17, 2011